UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2015

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

1-3375	South Carolina Electric & Gas Company	57-0248695
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) ❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately furnished by SCANA Corporation and South Carolina Electric & Gas Company. Information contained herein relating to any individual company is furnished by such company on its own behalf. Each company makes no representation as to information relating to the other company.

SAFE HARBOR STATEMENT

Statements included in this Form 8-K which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) legislative and regulatory actions, particularly changes in rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations, and actions affecting the construction of new nuclear units; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (6) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (7) the loss of sales to distributed generation, such as solar photovoltaic systems; (8) growth opportunities for SCANA’s regulated and diversified subsidiaries; (9) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity; (10) the effects of weather, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries (the Company) are located and in areas served by SCANA’s subsidiaries; (11) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (12) payment and performance by counterparties and customers as contracted and when due; (13) the results of efforts to license, site, construct and finance facilities for electric generation and transmission, including nuclear generating facilities, and the results of efforts to operate its electric and gas systems and assets in accordance with acceptable performance standards; (14) maintaining creditworthy joint owners for South Carolina Electric & Gas Company's (SCE&G) new nuclear generation project; (15) the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed, at agreed upon quality and prices, for our construction program, operations and maintenance; (16) the results of efforts to ensure the physical and cyber security of key assets and processes; (17) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (18) the availability of skilled and experienced human resources to properly manage, operate, and grow the Company’s businesses; (19) labor disputes;
(20) performance of SCANA’s pension plan assets; (21) changes in taxes and tax credits, including production tax credits for new nuclear units; (22) inflation or deflation; (23) compliance with regulations;
(24) natural disasters and man-made mishaps that directly affect our operations or the regulations governing them; and (25) the other risks and uncertainties described from time to time in the reports filed by SCANA or SCE&G with the SEC.

Item 7.01    REGULATION FD DISCLOSURE
SCE&G today filed a petition with the Public Service Commission of South Carolina seeking approval to update the construction milestone schedule as well as the capital cost schedule for the Company’s two new nuclear units being constructed in Jenkinsville, South Carolina.  This updated filing was necessary as several milestone dates for the project have now exceeded their regulatorily-approved contingency periods of eighteen months, and construction cost estimates are now expected to exceed currently approved amounts.
A copy of the petition is attached hereto as Exhibit 99.1.

Item 8.01    OTHER EVENTS

As noted in Exhibit 2 to the petition attached as Ex 99.1, total revised project cash flows are anticipated to be $940 million, $1,007 million and $899 million for the years 2015, 2016 and 2017, respectively.  These figures represent increases (deceases) of ($17 million), $79 million and $191 million as compared to the estimated capital expenditures for new nuclear development for these years as presented in the Liquidity and Capital Resources discussion in Item 7 of the Form 10-K filed by SCANA and SCE&G on February 27, 2015.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibit

Exhibit 99.1     Petition to the Public Service Commission of South Carolina

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature of each registrant shall be deemed to relate only to matters having reference to such registrant and any subsidiaries thereof.

SCANA Corporation
South Carolina Electric & Gas Company
(Registrants)

March 12, 2015	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller

Exhibit Index

Number

99.1    Petition to the Public Service Commission of South Carolina